Exhibit 99.1

TOREADOR RESOURCES AND NANES BALKANY REACH AGREEMENT

Company Appoints Craig McKenzie, Dr. Peter Hill and Julien Balkany to Board;

McKenzie to Serve as Interim CEO, Dr. Hill as Non-Executive Chairman

Company Committed to Maximizing Value for Shareholders and Maintaining Focus on Core Assets in France and Hungary; Will Redeem Stockholder Rights Plan

Dallas, TX and New York, NY – (January 23, 2009) – Toreador Resources Corporation (“Toreador” or the “Company”) (NASDAQ: TRGL) and Nanes Balkany Partners I LP (“Nanes Balkany”), one of its largest stockholders, announced today that they have entered into a settlement agreement (the “Agreement”) pursuant to which the Company has appointed three new members to Toreador’s Board of Directors, Nigel J. Lovett has resigned as Chief Executive Officer, President and a director of the Company, and John M. McLaughlin has resigned as a non-executive Chairman and a director. The Company has also appointed Craig McKenzie interim CEO effective immediately, while a search for a permanent CEO is completed.

Under the terms of the Agreement, Toreador has appointed Julien Balkany, Craig McKenzie and Dr. Peter Hill to its Board of Directors. Accordingly, Nanes Balkany has withdrawn its nomination to elect a slate of three nominees to the Board at the 2009 annual meeting. The Company has also agreed to redeem the Stockholder Rights Plan announced November 20, 2008 after obtaining the requisite approvals from its lender.

Herb Williamson, Vice Chairman of the Toreador Board, said, “We are pleased to have reached this meaningful agreement and believe this outcome is in the best interests of the Company and all of our stockholders. Toreador has a great portfolio of oil and gas assets and we are confident that with the addition of Balkany, McKenzie and Hill, the Board will be able to continue its commitment to corporate governance best practices and will have the proactive support of our stockholders in order that Toreador can achieve its true potential and ambitious goals. Going forward, we will continue to implement a cohesive strategic plan to enhance our operational and financial performance, following through with the planned divestiture of the Turkish operations and refocusing the Company’s efforts on its exciting upcoming exploration program in France and Hungary.”

Julien Balkany, Managing Member and Chief Investment Officer of Nanes Balkany Partners, stated, “We are pleased to have resolved our differences with Toreador amicably and we look forward to working together constructively with the remaining directors towards our common objective of maximizing stockholder value. Toreador’s renewed strategic direction as well as the appointment of Craig McKenzie as interim CEO and Dr. Peter Hill as non-executive Chairman, two industry experts with

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outstanding experience in the oil and gas industry, is an extremely positive step for the Company. Together, we will work diligently and proactively to position Toreador for success and unlock value for all stockholders.”

Biographies of the newly appointed Directors:

Craig Morgan McKenzie has over 23 years of experience in the oil and gas industry. Mr. McKenzie served as Chief Executive Officer and Director of Canadian Superior Energy Inc., a Canadian oil and gas exploration and production company with upstream operations in Canada, Trinidad & Tobago and Tunisia/Libya, from October 2007 until December 2008. Prior to joining Canadian Superior Energy Inc., Mr. McKenzie served as the President, BG Trinidad & Tobago of BG Group plc, a gas exploration and production company, from May 2004 to September 2007, and served as a member of the Atlantic LNG shareholders’ board, from September 2004 to September 2007. Prior to joining BG Group plc, Mr. McKenzie was at BP plc, following its merger with Amoco Corporation, from 1986 to May 2004 where he held various senior positions including, but not limited to, Head of North Sea Projects and Exploration Unit, Executive Assistant of Group Chief Executive and Lead Negotiator of the M&A Group. Mr. McKenzie holds a BS in Petroleum Engineering from Louisiana State University and an MBA from Kellogg School of Management at Northwestern University.

Peter J. Hill has over thirty five years of experience in the oil and gas industry. Dr. Hill has been serving as Non Executive Chairman of Austral Pacific Energy since 2006. Concomitantly Dr. Hill has been a Senior Advisor to Palo Alto Investors, a California-based private investment company since 2008. Dr. Hill served as President and Chief Executive of Harvest Natural Resources (ticker: HNR), a US oil and gas exploration and production companies with operations in Venezuela, the Gulf of Mexico, Gabon and Indonesia, from 2000 to 2005. Prior to joining Harvest Natural resources, Dr. Hill was Chief Operating Officer and Executive Director of Hardy Oil & Gas in London, from 1998 until 2000. From 1995 until 1997, Dr. Hill served as Managing Director of Deminex and was responsible for its worldwide exploration and production activities. Prior to 1995, Dr. Hill spent 22 years with BP plc holding several senior positions including Chief Geologist, Chief of Staff for BP Exploration, President of BP Venezuela and Regional Director for Central and South America. Dr. Hill holds a B.S. Degree in Geology from Southampton University, and a shared Doctorate of Philosophy in Sedimentology from Southampton University and Trinity College.

Julien Balkany has been serving as a managing member and Chief Investment Officer of Nanes Balkany Partners LLC since January 2008. Concomitantly, Mr. Balkany has been a Managing Director at Nanes Delorme Capital Management LLC, a New York based financial advisory and broker-dealer firm, managing its oil and gas investment banking business since 2005. Mr. Balkany has executed several hundred million dollars worth of oil & gas transactions on both the buy-side and sell-side. Mr. Balkany’s most notable M&A assignments have included advising Maurel & Prom, PetroFalcon Corp., Lundin Petroleum, Heritage Oil Corp, Afren Plc, Perenco, Tullow, Vitol, Candax Energy, Carthago Oil, Range Energy and Surestream Petroleum. Before joining Nanes Delorme Capital Management LLC and co-founding Nanes Balkany Partners, Mr. Balkany worked at Pierson Capital, a U.S. private investment firm focused primarily on emerging markets,

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from 2003 to 2005. Prior to that Mr. Balkany gained significant expertise in the Latin America Debt Capital Markets Group of Bear Stearns. Mr. Balkany studied Political Science at the Institute of Political Studies (France) and Finance at UC Berkeley.

About Toreador Resources

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Turkey, Romania and Hungary. More information about Toreador may be found at the company's web site, http:///www.toreador.net.

Safe-Harbor Statement – Except for the historical information contained herein, the matters set forth in this news release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the "safe-harbor" provisions of those Acts. Many important risks, factors and conditions may cause Toreador's actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional capital, whether Toreador obtains approval to redeem the rights under the Stockholder Rights Plan, whether the previously disclosed Romanian transactions are completed in accordance with their terms, whether the transaction to sell a 26.75% interest in the South Akcakoca Sub-basin is completed on the terms contemplated, and other risks and uncertainties described in the company's filings with the Securities and Exchange Commission. The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Toreador Resources:

Charles J. Campise

Senior Vice President and Chief Financial Officer

(214) 559-3933

Nanes Balkany Partners:

Sard Verbinnen & Co.

Paul Caminiti/Dan Gagnier/Jane Simmons, (212) 687-8080